Exhibit 5.1

300 North LaSalle

Chicago, IL 60654

United States

+1 312 862 2000

www.kirkland.com

March 6, 2023

Sylvamo Corporation

6077 Primacy Parkway

Memphis, Tennessee

Re:	Registration Statement on Form S-3ASR

We are issuing this opinion in our capacity as special legal counsel to Sylvamo Corporation, a Delaware corporation (the “Company”), in connection with the proposed registration by the Company under the Securities Act of 1933, as amended (the “Act”), on a shelf Registration Statement on Form S-3ASR, and the documents incorporated by reference therein, filed with the Securities and Exchange Commission (the “Commission”) on March 6, 2023 (which became effective automatically upon filing, the “Registration Statement”) of 6,312,454 shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”) that may be offered by certain stockholders of the Company (the “Shares”).

In connection therewith, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purpose of this opinion, including (i) the corporate and organizational documents of the Company, including the Amended and Restated Certificate of Incorporation of the Company filed as Exhibit 3.1 to the Registration Statement (the “Certificate of Incorporation”), (ii) the minutes and records of the corporate proceedings of the Company and (iii) the Registration Statement.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered , the authority of such persons signing on behalf of the parties thereto other than the Company, and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

Austin     Bay Area     Beijing     Boston     Brussels     Dallas     Hong Kong     Houston     London     Los Angeles     Munich     New York     Paris     Salt Lake City     Shanghai     Washington, D.C.

Sylvamo Corporation

March 6, 2023

Based upon and subject to the assumptions, qualifications and limitations identified in this opinion, we are of the opinion that the Shares have been duly authorized, validly issued and fully paid and are non-assessable.

Our advice on every legal issue addressed in this opinion is based exclusively on the internal law of New York and the General Corporation Law of the State of Delaware.

For purposes of rendering our opinions expressed above, we have assumed that (i) the Registration Statement remains effective during the offer and sale of the Shares, (ii) at the time of the sale and delivery of each Share (x) there will not have occurred any change in law affecting the validity, legally binding character or enforceability of such Share and (y) the sale and delivery of such Share, the terms of such Share and compliance by the Company with the terms of such Share will not violate any applicable law, any agreement or instrument then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance of the Shares.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date that the Registration Statement becomes effective under the Act, and we assume no obligation to revise or supplement this opinion should the present laws of the State of New York or the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise after the date hereof.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act of the rules and regulations of the Commission.

Sincerely,

/s/ Kirkland & Ellis LLP

KIRKLAND & ELLIS LLP